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                    ASSUMPTION, CONSENT AND WAIVER AGREEMENT

                  WHEREAS BCB Voice Systems Inc. (the "Transferee"), proposes to acquire from Working Ventures Canadian Fund Inc. (the "Transferor") 7,300 Common Shares (the "Subject Shares") of International Neural Machines Inc. (the "Corporation") pursuant to the terms of a purchase agreement to be executed concurrently with this Assumption Agreement;

                  AND WHEREAS the transfer of the Subject Shares is governed by the terms and conditions of a unanimous shareholders' agreement dated March 20, 1997 among the Corporation, the Transferor, Oleg Feldgajer and Aleksander Szlam (the "Unanimous Shareholders' Agreement");

                  AND WHEREAS pursuant to paragraph 7.1(d) of the Unanimous Shareholders' Agreement, the transfer of the Subject Shares is conditional upon the Transferee entering into an agreement with the other parties to the Unanimous Shareholders' Agreement, agreeing to be bound the terms thereof;

                  NOW THEREFORE this agreement witnesses that, in consideration of the provisions set out below, the acquisition of the Subject Shares and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Any capitalized term used, but not defined shall have the meaning set out in the Unanimous Shareholders' Agreement.

2. The Transferee hereby consents to the terms and conditions of the Unanimous Shareholders' Agreement and agrees to assume all of the obligations of the Transferor thereunder as they relate to the Subject Shares, as though the Transferee was the Transferor and had been an original signatory to the Unanimous Shareholders' Agreement.

3. The Transferee hereby acknowledges receipt of a copy of the Unanimous Shareholders' Agreement.

4.   The Transferee hereby advises that its address and fax no. for purposes of section 11.2 of the Unanimous Shareholders' Agreement is as follows:

                                    BCB Voice Systems Inc.
                                    290 Riviera Drive
                                    Markham, Ontario  L3R 5M1

                                    Attention:  Terry Graham
                                    Tel:    905-948-8266
                                    Fax:    905-948-8276

5. Each of the parties to the Unanimous Shareholders' Agreement consent to the transfer from the Transferor to the Transferee referred to herein and waive all rights such parties may have


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     thereunder with respect to such transfer, including without limitation under Article 7 of the Unanimous Shareholders' Agreement.


6. This agreement shall enure to the benefit of the parties and their respective heirs, executors, administrators, legal personal representatives, successors (including, without limitation, any successor by reason of amalgamation of any party) and permitted assigns. Neither this agreement nor any rights or obligations hereunder shall be assignable by any party except pursuant to the provisions of the Unanimous Shareholders' Agreement.


                  IN WITNESS WHEREOF the parties have executed this agreement effective as of April 17, 2000.

                           BCB VOICE SYSTEMS INC.


                           By:      (Signed)  "Terry Graham"
                              --------------------------------

                           INTERNATIONAL NEURAL
                           MACHINES INC.

                           By:      (Signed)  "Oleg Feldgajer"
                              ---------------------------------
                           Name:    Oleg Feldgajer
                           Title:   President


                           WORKING VENTURES CANADIAN
                           FUND INC.

                           By:      (Signed)  "Donald Morrison"
                              ----------------------------------
                           Name:    Donald Morrison
                           Title:   Vice President


Witness:

---------------------     (Signed)  "Oleg Feldgajer"
                          ---------------------------------------
                          OLEG FELDGAJER

Witness:

---------------------     (Signed)  "Aleksander Szlam"
                          ---------------------------------------
                          ALEKSANDER SZLAM